Exhibit 99.1
Verisk Analytics, Inc., Reports Third-Quarter 2015 Financial Results

•	Total revenue grew 22.7%; organic revenue growth was 5.6%, excluding recent acquisitions and pass-through healthcare revenue.

•	Income from continuing operations grew 33.1% to $131.8 million; Adjusted EBITDA from continuing operations grew 31.9% to $278.8 million.

•	Diluted GAAP earnings per share (diluted GAAP EPS) grew 32.8% to $0.77; diluted adjusted EPS increased 32.8% to $0.85.

•	Net cash provided by operating activities less capital expenditures was $414.3 million, an increase of 50.3% year to date and 46.8% excluding recent acquisitions.
JERSEY CITY, N.J., October 27, 2015 — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading data analytics provider, today announced results for the fiscal quarter ended September 30, 2015.
Scott Stephenson, president and chief executive officer, said, "Our third-quarter results were solid, with mid-single-digit organic revenue growth adjusted for pass-through healthcare revenue and faster Adjusted EBITDA growth as margins expanded. WoodMac saw good subscription growth, highlighting the team's strong ability to execute in a challenging environment for our customers. We are positioned to execute on our strategies to drive profitable growth and create value for our shareholders over the long term."
Table 1: Summary of Results
(in millions, except per share amounts)
Note: Continuing operations reflect the 2014 sale of the mortgage services business. Adjusted net income and adjusted EPS exclude second-quarter nonrecurring items related to the Wood Mackenzie acquisition.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	Change	2015	2014	Change
Revenues from continuing operations	$550.4	$448.7	22.7%	$1,507.4	$1,281.9	17.6%
Income from continuing operations	$131.8	$99.0	33.1%	$393.8	$271.5	45.0%
Adjusted EBITDA from continuing operations	$278.8	$211.4	31.9%	$732.7	$588.4	24.5%
Adjusted net income from continuing operations	$145.5	$107.8	35.0%	$381.7	$298.0	28.1%
Diluted GAAP EPS from continuing operations	$0.77	$0.58	32.8%	$2.36	$1.60	47.5%
Diluted adjusted EPS from continuing operations	$0.85	$0.64	32.8%	$2.28	$1.75	30.3%
Revenue
Total revenue increased 22.7% in third-quarter 2015 compared with third-quarter 2014. Organic revenue growth was 7.3%, excluding the healthcare analytics business and recent acquisitions in both periods. Insurance solutions led the organic revenue growth in the quarter.
Decision Analytics segment revenue grew 31.8% in the third quarter of 2015 and represented approximately 68.8% of total revenue. Decision Analytics organic revenue growth was 8.1%, excluding the healthcare analytics business and recent acquisitions.

•	Insurance category revenue increased 8.6%, led by strong growth in loss quantification solutions, insurance fraud revenue, and catastrophe modeling services in the quarter.

•	Financial services category revenue increased 7.3% in the quarter, driven by continued underlying demand for our core solutions and services.

•	Healthcare revenue, net of pass-through revenue in the current and prior-year quarters, declined 2.0%.

•
Energy and specialized markets category organic revenue grew 5.6%. Including the recently acquired Wood Mackenzie and Maplecroft businesses, growth was 431.2%. Wood Mackenzie revenue growth in pounds for the nine months ended September 30 was approximately 7%.

Table 2: Decision Analytics Revenues by Category
(in millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	Change	2015	2014	Change
Insurance	$162.4	$149.5	8.6%	$481.4	$443.8	8.5%
Financial services	27.0	25.3	7.3%	88.6	68.1	30.2%
Healthcare	80.0	91.9	(13.0)%	224.1	220.9	1.5%
Energy and specialized markets	109.2	20.5	431.2%	198.9	63.4	213.7%
Total Decision Analytics	$378.6	$287.2	31.8%	$993.0	$796.2	24.7%
Risk Assessment segment revenue grew 6.4% in the quarter.

•	Revenue growth in industry-standard insurance programs was 6.7%, resulting primarily from the annual effect of growth in 2015 invoices effective from January 1 and growth from new solutions.

•	Property-specific rating and underwriting information revenue grew 5.2% in the third quarter. Growth was led by new sales.
Table 3: Risk Assessment Revenues by Category
(in millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	Change	2015	2014	Change
Industry-standard insurance programs	$131.2	$122.9	6.7%	$392.5	$369.8	6.1%
Property-specific rating and underwriting information	40.6	38.6	5.2%	121.9	115.9	5.2%
Total Risk Assessment	$171.8	$161.5	6.4%	$514.4	$485.7	5.9%
Expenses and Adjusted EBITDA
Cost of revenues increased 16.2% compared with third-quarter 2014. The year-over-year increase is primarily due to contributions from acquisitions as well as salaries, benefits, and rent to support business growth.
Selling, general, and administrative expense, or SG&A, increased 41.2% in the quarter, which is primarily due to acquisitions.
Income from continuing operations increased 33.1% to $131.8 million. Adjusted EBITDA increased 31.9%. Excluding acquisitions and a $15.6 million gain on sale of third-party warrants, Adjusted EBITDA increased 7.2% in the quarter.

•
The 49.0% increase in Decision Analytics Adjusted EBITDA to $176.6 million was the result of acquisitions, growth in the business, and improved operations. Decision Analytics Adjusted EBITDA in the quarter, excluding recent acquisitions and the gain on sale of warrants, grew 4.9%.

•
The third-quarter 2015 Adjusted EBITDA in Risk Assessment increased 10.1% to $102.2 million as a result of revenue growth and good expense management, including the impact of lower costs resulting from the fourth-quarter 2014 talent realignment.

Table 4: Segment Results Summary
(in millions)
Note: Continuing operations reflect the 2014 sale of the mortgage services business. Excludes second-quarter nonrecurring items related to the Wood Mackenzie acquisition.

	Three Months Ended			Three Months Ended
	September 30, 2015			September 30, 2014			Change
	DA	RA	Total	DA	RA	Total	DA	RA	Total
Revenues	$378.6	$171.8	$550.4	$287.2	$161.5	$448.7	31.8%	6.4%	22.7%
Cost of revenues	(161.9)	(48.3)	(210.2)	(129.9)	(50.9)	(180.8)	24.5%	(5.0)%	16.2%
SG&A	(58.1)	(21.2)	(79.3)	(38.6)	(17.6)	(56.2)	50.4%	21.1%	41.2%
Investment income and other	18.0	(0.1)	17.9	—	(0.3)	(0.3)	100.0%	94.6%	6,391.2%
Adjusted EBITDA from continuing operations	$176.6	$102.2	$278.8	$118.7	$92.7	$211.4	49.0%	10.1%	31.9%

Adjusted EBITDA margin from continuing operations	46.6%	59.5%	50.7%	41.3%	57.5%	47.1%

	Nine Months Ended			Nine Months Ended
	September 30, 2015			September 30, 2014			Change
	DA	RA	Total	DA	RA	Total	DA	RA	Total
Revenues	$993.0	$514.4	$1,507.4	$796.2	$485.7	$1,281.9	24.7%	5.9%	17.6%
Cost of revenues	(434.0)	(149.6)	(583.6)	(369.8)	(153.2)	(523.0)	17.4%	(2.3)%	11.6%
SG&A	(148.0)	(60.2)	(208.2)	(115.3)	(55.1)	(170.4)	28.4%	9.3%	22.2%
Investment income and other	17.0	0.1	17.1	—	(0.1)	(0.1)	100.0%	326.6%	22,667.0%
Adjusted EBITDA from continuing operations	$428.0	$304.7	$732.7	$311.1	$277.3	$588.4	37.6%	9.9%	24.5%

Adjusted EBITDA margin from continuing operations	43.1%	59.2%	48.6%	39.1%	57.1%	45.9%
Adjusted EPS
GAAP diluted net income per share was $0.77. Diluted adjusted earnings per share (adjusted EPS) were $0.85 for third-quarter 2015, an increase of 32.8% compared with the same period in 2014. Adjusted EPS increased because of solid operations, both organic and acquired. The increases were partially offset by higher fixed asset depreciation and amortization expense and higher interest costs related to new debt issuance.
Free Cash Flow
Free cash flow, defined as cash provided by operating activities less capital expenditures, increased 50.3% to $414.3 million for the nine-month period ended September 30, 2015, including the contribution from acquisitions. This represented 56.5% of Adjusted EBITDA from continuing operations. Capital expenditures increased 2.7% to $105.7 million in the nine months ended September 30, 2015. Capital expenditures were 7.0% of revenue for the nine months ended September 30, 2015.
As part of its commitment to delevering, the company repaid $120 million of debt in the quarter.
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, October 28, 2015, at 8:30 a.m. EDT (5:30 a.m. PDT, 12:30 p.m. GMT) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.

A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID #56055540.
About Verisk Analytics
Verisk Analytics (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, energy, healthcare, financial services, government, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets. For more information, please visit www.verisk.com.
Contact:
Investor Relations
Eva Huston
Senior Vice President, Treasurer, and Chief Knowledge Officer
Verisk Analytics, Inc.
201-469-2142
eva.huston@verisk.com

David Cohen
Director, Investor Relations and Business Analytics
Verisk Analytics, Inc.
201-469-2174
david.e.cohen@verisk.com
Media
Rich Tauberman
MWW Group (for Verisk Analytics)
202-600-4546
rtauberman@mww.com
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income from continuing operations, adjusted EPS, and free cash flow, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
Adjusted EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “Adjusted EBITDA” as net income from continuing operations before interest expense, income taxes, and depreciation and amortization of fixed and intangible assets and excluding second quarter nonrecurring items related to the Wood Mackenzie acquisition.
Although securities analysts, lenders, and others frequently use EBITDA in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses Adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.

Table 5: Adjusted EBITDA Reconciliation
(in millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	Change	2015	2014	Change
Income from continuing operations	$131.8	$99.0	33.1%	$393.8	$271.5	45.0%
Depreciation and amortization of fixed and intangible assets	52.0	36.2	44.0%	148.1	105.1	40.9%
Interest expense	33.0	17.5	88.6%	88.9	52.4	69.7%
Provision for income taxes	62.0	58.7	5.6%	160.5	159.4	0.7%
plus: Nonrecurring items related to the Wood Mackenzie acquisition	—	—	—%	(58.6)	—	(100.0)%
Adjusted EBITDA from continuing operations	278.8	211.4	31.9%	732.7	588.4	24.5%
less: Adjusted EBITDA from continuing operations from recent acquisitions and gain on sale of warrants	(52.2)	—	(100.0)%	(65.0)	—	(100.0)%
Adjusted EBITDA from continuing operations excluding recent acquisitions and gain on sale of warrants	$226.6	$211.4	7.2%	$667.7	$588.4	13.5%

Note: Nonrecurring items related to the Wood Mackenzie acquisition include gain on foreign exchange hedges, professional services fees, financing and investment banking fees, and retention costs.
Table 6: Adjusted Net Income from Continuing Operations Reconciliation
(in millions, except per share amounts)
Note: Continuing operations reflect the 2014 sale of the mortgage services business.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2015	2014	Change	2015	2014	Change
Income from continuing operations	$131.8	$99.0	33.1%	$393.8	$271.5	45.0%
plus: Amortization of intangible assets	18.5	14.2		61.5	42.6
less: Income tax effect on amortization of intangible assets	(4.8)	(5.4)		(17.7)	(16.1)
plus: Nonrecurring items related to the Wood Mackenzie acquisition	—	—		(45.2)	—
less: Income tax effect on one-time items related to the Wood Mackenzie acquisition	—	—		(10.7)	—
Adjusted net income from continuing operations	$145.5	$107.8	35.0%	$381.7	$298.0	28.1%

Basic adjusted EPS from continuing operations	$0.86	$0.65	32.3%	$2.33	$1.79	30.2%
Diluted adjusted EPS from continuing operations	$0.85	$0.64	32.8%	$2.28	$1.75	30.3%

Weighted average shares outstanding
Basic	168.7	166.2		163.7	166.5
Diluted	172.2	169.5		167.1	169.8
Note: Nonrecurring items related to the Wood Mackenzie acquisition include gain on foreign exchange hedges, professional services fees, financing and investment banking fees, and retention costs.
Table 7: Free Cash Flow Reconciliation
(in millions)

	Nine Months Ended
	September 30,
	2015	2014	Change
Operating cash flow	$520.0	$378.6	37.3%
less: Capital expenditures	(105.7)	(103.0)	2.7%
Free cash flow	$414.3	$275.6	50.3%

Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS
As of September 30, 2015 (Unaudited) and December 31, 2014

	2015	2014
	(unaudited)
	(In thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$168,825	$39,359
Available-for-sale securities	3,630	3,801
Accounts receivable, net of allowance for doubtful accounts of $5,727 and $5,995, respectively	266,000	220,668
Prepaid expenses	46,129	31,496
Deferred income taxes, net	4,769	4,772
Income taxes receivable	45,209	65,512
Other current assets	83,200	18,875
Total current assets	617,762	384,483
Noncurrent assets:
Fixed assets, net	391,625	302,273
Intangible assets, net	1,415,566	406,476
Goodwill	3,119,485	1,207,146
Pension assets	31,245	18,589
Other assets	43,414	26,363
Total assets	$5,619,097	$2,345,330

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$266,467	$180,726
Short-term debt and current portion of long-term debt	905,473	336,058
Pension and postretirement benefits, current	1,894	1,894
Fees received in advance	366,924	252,592
Total current liabilities	1,540,758	771,270
Noncurrent liabilities:
Long-term debt	2,292,892	1,100,874
Pension benefits	13,413	13,805
Postretirement benefits	2,475	2,410
Deferred income taxes, net	401,422	202,540
Other liabilities	54,501	43,388
Total liabilities	4,305,461	2,134,287
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 1,200,000,000 shares authorized; 544,003,038 shares issued and 169,104,003 and 157,913,227 outstanding, respectively	137	137
Unearned KSOP contributions	—	(161)
Additional paid-in capital	1,999,779	1,171,196
Treasury stock, at cost, 374,899,035 and 386,089,811 shares, respectively	(2,554,832)	(2,533,764)
Retained earnings	2,047,969	1,654,149
Accumulated other comprehensive losses	(179,417)	(80,514)
Total stockholders’ equity	1,313,636	211,043
Total liabilities and stockholders’ equity	$5,619,097	$2,345,330

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three and Nine Months Ended September 30, 2015 and 2014

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands, except for share and per share data)
Revenues	$550,401	$448,665	$1,507,448	$1,281,862
Expenses:
Cost of revenues (exclusive of items shown separately below)	210,167	180,873	589,579	523,016
Selling, general and administrative	79,310	56,164	228,908	170,372
Depreciation and amortization of fixed assets	33,501	21,951	86,571	62,455
Amortization of intangible assets	18,543	14,187	61,496	42,620
Total expenses	341,521	273,175	966,554	798,463
Operating income	208,880	175,490	540,894	483,399
Other income (expense):
Investment income and others, net	17,912	(285)	17,153	(76)
Gain on derivative instruments	—	—	85,187	—
Interest expense	(33,003)	(17,498)	(88,927)	(52,396)
Total other (expense) income, net	(15,091)	(17,783)	13,413	(52,472)
Income before income taxes	193,789	157,707	554,307	430,927
Provision for income taxes	(61,975)	(58,692)	(160,487)	(159,372)
Income from continuing operations	131,814	99,015	393,820	271,555
Income from discontinued operations, net of tax of $0 and $23,365, for the three and nine months ended September 30, 2014, respectively	—	—	—	31,117
Net income	$131,814	$99,015	$393,820	$302,672
Basic net income per share:
Income from continuing operations	$0.78	$0.60	$2.41	$1.63
Income from discontinued operations	—	—	—	0.19
Basic net income per share	$0.78	$0.60	$2.41	$1.82
Diluted net income per share:
Income from continuing operations	$0.77	$0.58	$2.36	$1.60
Income from discontinued operations	—	—	—	0.18
Diluted net income per share	$0.77	$0.58	$2.36	$1.78
Weighted average shares outstanding:
Basic	168,739,437	166,187,540	163,656,387	166,504,384
Diluted	172,171,337	169,522,448	167,079,550	169,815,867

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Nine Months Ended September 30, 2015 and 2014

	2015	2014
	(In thousands)
Cash flows from operating activities:
Net income	$393,820	$302,672
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	86,571	63,450
Amortization of intangible assets	61,496	42,731
Amortization of debt issuance costs and original issue discount	11,770	1,989
Allowance for doubtful accounts	1,151	953
KSOP compensation expense	10,575	11,613
Stock based compensation	25,471	16,323
Gain on derivative instruments	(85,187)	—
Gain on sale of discontinued operations	—	(65,410)
Realized loss (gain) on available-for-sale securities, net	19	(122)
Gain on exercise of common stock warrants	(15,602)	—
Deferred income taxes	1,498	(3,348)
(Gain) loss on disposal of fixed assets	(2)	510
Excess tax benefits from exercised stock options and restricted stock awards	(18,214)	(16,665)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	39,651	(23,530)
Prepaid expenses and other assets	2,662	(12,102)
Income taxes	44,716	45,369
Accounts payable and accrued liabilities	(1,175)	(2,164)
Fees received in advance	(30,772)	26,651
Pension and postretirement benefits	(10,552)	(9,763)
Other liabilities	2,148	(522)
Net cash provided by operating activities	520,044	378,635
Cash flows from investing activities:
Acquisitions, net of cash acquired of $35,398 and $0, respectively	(2,811,759)	(4,001)
Purchase of non-controlling interest in non-public companies	(101)	(5,000)
Sale of non-controlling equity investments in non-public companies	101	—
Proceeds from sale of discontinued operations	—	151,170
Escrow funding associated with acquisition	(78,694)	—
Proceeds from the settlement of derivative instruments	85,187	—
Capital expenditures	(105,765)	(102,992)
Purchases of available-for-sale securities	(54)	(83)
Proceeds from sales and maturities of available-for-sale securities	281	381
Cash received from exercise of common stock warrants	15,602	—
Net cash (used in) provided by investing activities	(2,895,202)	39,475
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of original issue discount	1,243,966	—
Repayment of short-term debt, net	(90,000)	—
Proceeds from issuance of short-term debt with original maturities greater than three months	830,000	—
Repayment of current portion of long-term debt	(170,000)	—
Repayment of long-term debt	(50,000)	—
Payment of debt issuance costs	(23,942)	—
Repurchases of common stock	—	(183,093)
Excess tax benefits from exercised stock options and restricted stock awards	18,214	16,665
Proceeds from stock options exercised	31,283	20,855
Proceeds from issuance of stock as part of a public offering	720,848	—
Net share settlement of restricted stock awards	(2,350)	(1,613)
Other financing activities, net	(4,784)	(4,448)
Net cash provided by (used in) financing activities	2,503,235	(151,634)
Effect of exchange rate changes	1,389	213
Increase in cash and cash equivalents	129,466	266,689
Cash and cash equivalents, beginning of period	39,359	165,801
Cash and cash equivalents, end of period	$168,825	$432,490
Supplemental disclosures:
Taxes paid	$111,867	$140,462
Interest paid	$56,583	$50,567
Noncash investing and financing activities:
Repurchases of common stock included in accounts payable and accrued liabilities	$—	$4,878
Tenant improvement included in other liabilities	$1,168	$8,856
Capital lease obligations	$1,158	$4,682
Capital expenditures included in accounts payable and accrued liabilities	$605	$1,662